Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Carole Murchison

Synopsys, Inc.

650-584-4632

carolem@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2017

Q3 2017 Financial Highlights

•	Revenue: $695.4 million

•	GAAP earnings per share: $0.75

•	Non-GAAP earnings per share: $0.92

MOUNTAIN VIEW, Calif. – Aug. 16, 2017 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its third quarter of fiscal year 2017.

Synopsys reported revenue of $695.4 million, compared to $615.2 million for the third quarter of fiscal year 2016, an increase of 13.0 percent.

“In our fiscal third quarter, we again delivered excellent results and are raising annual revenue and non-GAAP earnings per share targets,” said Aart de Geus, chairman and co-CEO of Synopsys. “Our strategy and investments are paying off. Demand for EDA and IP products is robust and growing, as semiconductor and systems companies tackle immense complexity in both chips and ever-increasing software content. We are making very good progress in the fast-growing software security and quality market, helping software developers from a wide range of industries navigate daunting security challenges. In addition, we continue to return capital to shareholders, repurchasing $100 million of our stock in the quarter, and $300 million so far this year.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal 2017 was $116.8 million, or $0.75 per share, compared to $64.7 million, or $0.42 per share, for the third quarter of fiscal 2016.

Non-GAAP Results

On a non-GAAP basis, net income was $141.6 million, or $0.92 per share, compared to non-GAAP net income of $116.2 million, or $0.76 per share, for the third quarter of fiscal 2016.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the fourth quarter and full fiscal year 2017, which do not include any impact of future acquisition-related activities or costs. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter of Fiscal Year 2017 Targets:

•	Revenue: $642 million - $657 million

•	GAAP expenses: $586 million - $602 million

•	Non-GAAP expenses: $535 million - $545 million

•	Other income and expense: ($1) million - $1 million

•	Normalized annual tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $0.26 - $0.33

•	Non-GAAP earnings per share: $0.55 - $0.58

Full Fiscal Year 2017 Targets:

•	Revenue: $2.670 billion - $2.685 billion

•	Other income and expense: $4 million - $6 million

•	Normalized annual tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $1.92 - $1.99

•	Non-GAAP earnings per share: $3.29 - $3.32

•	Cash flow from operations: $580 million - $600 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. In fiscal 2016, Synopsys began utilizing a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures that is based on our projected annual tax rate through fiscal 2018. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also took into account other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. We re-evaluate this rate on an annual basis for any significant events that may materially affect our projections, such as significant changes in our geographic earnings mix or significant tax law changes in major jurisdictions where we operate. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as in Item 2.02 of the Current Report on Form 8-K filed on August 16, 2017 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Third Quarter Fiscal Year 2017 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2017 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2017	2016	2017	2016
GAAP net income	$116,751	$64,718	$256,645	$194,129
Adjustments:
Amortization of intangible assets	26,520	31,518	83,526	100,558
Stock compensation	28,301	25,571	79,697	72,043
Acquisition-related costs	1,232	1,155	6,253	6,968
Restructuring charges	6,026	—	31,038	2,987
Legal matters	—	—	38,000	—
Tax adjustments	(37,185)	(6,747)	(72,593)	(28,909)

Non-GAAP net income	$141,645	$116,215	$422,566	$347,776

	Three Months Ended July 31,		Nine Months Ended July 31,
	2017	2016	2017	2016
GAAP net income per share	$0.75	$0.42	$1.66	$1.26
Adjustments:
Amortization of intangible assets	0.17	0.20	0.54	0.65
Stock compensation	0.18	0.17	0.51	0.47
Acquisition-related costs	0.01	0.01	0.04	0.05
Restructuring charges	0.04	—	0.20	0.02
Legal matters	—	—	0.25	—
Tax adjustments	(0.23)	(0.04)	(0.47)	(0.20)

Non-GAAP net income per share	$0.92	$0.76	$2.73	$2.25

Shares used in calculation	154,683	153,890	154,787	154,629

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2017 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending October 31, 2017 (1)
	Low	High
Target GAAP expenses	$586,000	$602,000
Adjustments:
Estimated impact of amortization of intangible assets	(23,000)	(26,000)
Estimated impact of stock compensation	(28,000)	(31,000)

Target non-GAAP expenses	$535,000	$545,000

	Range for Three Months Ending October 31, 2017 (1)
	Low	High
Target GAAP earnings per share	$0.26	$0.33
Adjustments:
Estimated impact of amortization of intangible assets	0.17	0.15
Estimated impact of stock compensation	0.20	0.18
Estimated impact of tax adjustments	(0.08)	(0.08)

Target non-GAAP earnings per share	$0.55	$0.58

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2017 Targets

	Range for Fiscal Year Ending October 31, 2017 (1)
	Low	High
Target GAAP earnings per share	$1.92	$1.99
Adjustments:
Estimated impact of amortization of intangible assets	0.71	0.69
Estimated impact of stock compensation	0.72	0.70
Estimated impact of acquisition-related costs	0.04	0.04
Estimated impact of restructuring	0.20	0.20
Estimated impact of legal matters	0.25	0.25
Estimated impact of tax adjustments	(0.55)	(0.55)

Target non-GAAP earnings per share	$3.29	$3.32

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys’ fourth quarter and fiscal year end on October 28, 2017. For presentation purposes, we refer to the closest calendar month end.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 428130, beginning at 4:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on August 23, 2017. A webcast replay will also be available on the website from approximately 4:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year in late November 2017. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following the call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and corporate overview presentation will remain available on Synopsys’ website through the date of the fourth quarter and fiscal year 2017 earnings call in November 2017, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal year 2017 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter of fiscal year 2017 in its quarterly report on Form 10-Q to be filed by September 7, 2017.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, information in the sections entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results” as well as statements related to customer demand for our technology and projected financial results and business objectives. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: uncertainty in the growth of the semiconductor and electronics industry; consolidation among our customers and our dependence on a relatively small number of large customers; continued uncertainty in the global economy; our ability to realize the potential financial or strategic benefits of acquisitions we complete; fluctuation of our operating results; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; our ability to carry out our new product and technology initiatives; our ability to protect our proprietary technology; changes in accounting principles or standards; investments of more resources in research and development than anticipated; risks and compliance obligations relating to the global nature of our operations; cybersecurity threats or other security breaches; changes in our GAAP or non-GAAP tax rate; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; litigation; product errors or defects; increased risks resulting from an increase in sales of our hardware products; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; evolving corporate governance and public disclosure regulations; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets and the change in the fair value of our non-qualified deferred compensation plan obligations; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2016, and in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2017, to be filed with the SEC. The information provided herein is as of August 16, 2017. Synopsys undertakes no duty, and does not intend to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2017	2016	2017	2016
Revenue:
Time-based products	$503,530	$479,285	$1,493,991	$1,427,740
Upfront products	100,251	66,885	263,310	168,485
Maintenance and service	91,600	69,034	270,935	192,588

Total revenue	695,381	615,204	2,028,236	1,788,813
Cost of revenue:
Products	107,104	92,042	304,982	253,879
Maintenance and service	43,828	23,172	122,618	67,328
Amortization of intangible assets	18,614	24,463	59,720	79,544

Total cost of revenue	169,546	139,677	487,320	400,751

Gross margin	525,835	475,527	1,540,916	1,388,062
Operating expenses:
Research and development	228,663	221,874	664,326	634,751
Sales and marketing	131,520	127,328	395,242	370,874
General and administrative	46,350	42,548	170,654	123,798
Amortization of intangible assets	7,906	7,055	23,806	21,014
Restructuring charges	6,026	—	31,038	2,987

Total operating expenses	420,465	398,805	1,285,066	1,153,424

Operating income	105,370	76,722	255,850	234,638
Other income (expense), net	7,421	8,509	27,322	12,158

Income before income taxes	112,791	85,231	283,172	246,796
Provision (benefit) for income taxes	(3,960)	20,513	26,527	52,667

Net income	$116,751	$64,718	$256,645	$194,129

Net income per share:
Basic	$0.78	$0.43	$1.71	$1.28
Diluted	$0.75	$0.42	$1.66	$1.26
Shares used in computing per share amounts:
Basic	150,214	151,169	150,460	152,129

Diluted	154,683	153,890	154,787	154,629

(1)	Synopsys’ third quarter of fiscal year 2017 and 2016 ended on July 29, 2017 and July 30, 2016, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2017	October 31, 2016
ASSETS:
Current assets:
Cash and cash equivalents	$1,154,986	$976,620
Short-term investments	147,508	140,695

Total cash, cash equivalents and short-term investments	1,302,494	1,117,315
Accounts receivable, net	411,262	438,873
Income taxes receivable and prepaid taxes	55,750	56,091
Prepaid and other current assets	125,126	104,659

Total current assets	1,894,632	1,716,938
Property and equipment, net	262,025	257,035
Goodwill	2,660,680	2,518,245
Intangible assets, net	248,335	266,661
Long-term prepaid taxes	15,706	13,991
Deferred income taxes	382,495	281,926
Other long-term assets	215,066	185,569

Total assets	$5,678,939	$5,240,365

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$403,302	$401,451
Accrued income taxes	16,270	22,693
Deferred revenue	1,046,801	1,085,802
Short-term debt	298,025	205,000

Total current liabilities	1,764,398	1,714,946
Long-term accrued income taxes	23,545	39,562
Long-term deferred revenue	83,001	79,856
Long-term debt	137,813	—
Other long-term liabilities	247,014	210,855

Total liabilities	2,255,771	2,045,219
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 150,238 and 151,454 shares outstanding, respectively	1,503	1,515
Capital in excess of par value	1,631,200	1,644,675
Retained earnings	2,277,499	1,947,585
Treasury stock, at cost: 7,024 and 5,811 shares, respectively	(419,370)	(294,052)
Accumulated other comprehensive income (loss)	(67,664)	(104,577)

Total stockholders’ equity	3,423,168	3,195,146

Total liabilities and stockholders’ equity	$5,678,939	$5,240,365

(1)	Synopsys’ third quarter of fiscal 2017 ended on July 29, 2017, and its fiscal year 2016 ended on October 29, 2016. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$256,645	$194,129
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	144,112	157,814
Stock compensation	79,697	72,043
Allowance for doubtful accounts	1,289	650
(Gain) loss on sale of investments	(1)	(15)
Write-down of long-term investments	1,300	—
Deferred income taxes	(10,960)	2,747
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	42,413	77,532
Prepaid and other current assets	(13,636)	(22,941)
Other long-term assets	(33,416)	(8,118)
Accounts payable and accrued liabilities	36,129	(41,749)
Income taxes	(19,169)	(3,314)
Deferred revenue	(34,692)	10,195

Net cash provided by operating activities	449,711	438,973

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	130,529	111,078
Purchases of short-term investments	(137,486)	(126,216)
Proceeds from sales of long-term investments	839	1,785
Purchases of long-term investments	—	(1,002)
Purchases of property and equipment	(50,227)	(48,249)
Cash paid for acquisitions and intangible assets, net of cash acquired	(187,624)	(60,056)
Capitalization of software development costs	(3,130)	(2,959)
Other	2,100	—

Net cash used in investing activities	(244,999)	(125,619)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facilities	270,000	185,000
Repayment of debt	(38,750)	(112,500)
Issuances of common stock	78,718	69,884
Payments for taxes related to net share settlement of equity awards	(35,376)	(25,718)
Purchase of equity forward contract	—	(25,000)
Purchases of treasury stock	(300,000)	(300,000)
Other	(482)	2,713

Net cash used in financing activities	(25,890)	(205,621)
Effect of exchange rate changes on cash and cash equivalents	(456)	2,396

Net change in cash and cash equivalents	178,366	110,129
Cash and cash equivalents, beginning of the year	976,620	836,188

Cash and cash equivalents, end of the period	$1,154,986	$946,317

(1)	Synopsys’ third quarter of fiscal year 2017 and 2016 ended on July 29, 2017 and July 30, 2016, respectively. For presentation purposes, we refer to the closest calendar month end.